                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

                                                     CHAPTER 11
         IN RE: TWINLAB CORPORATION                  CASE NO. 03-15564 (CB)
                         DEBTOR

                         MONTHLY OPERATING STATEMENT FOR
               THE PERIOD SEPTEMBER 4, 2003 TO SEPTEMBER 30, 2003
                    AND FOR THE MONTH ENDED OCTOBER 31, 2003

DEBTOR'S ADDRESS           150 Motor Parkway, Suite 210
                           Hauppauge, New York 11788

DISBURSEMENTS: September 4, 2003 to September 30, 2003 (dollars in thousands):$0
               Month Ended October 31, 2003 (dollars in thousands): $0
(See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY          Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Michael P. Kessler, Esq. (MPK 7134)
                           Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER            Twinlab Corporation

NET LOSS: September 4, 2003 to September 30, 2003 (dollars in thousands):   $(7,118)
          Month Ended October 31, 2003 (dollars in thousands):              $(3,842)

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE: November 17, 2003                        /s/ Joseph Sinicropi
                                          ----------------------------
                                             Joseph Sinicropi, Chief
                                           Operating Officer and Chief
                                                Financial Officer

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                          FOR THE PERIOD      FOR THE MONTH
                                                          SEPTEMBER 4 TO           ENDED
                                                        SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                                        ------------------   ----------------
                                                           (unaudited)          (unaudited)
Equity Interest in Net Loss of Subsidiaries                   $ (7,102)          $ (3,825)

Operating Expenses                                                  16                 17
                                                              --------           --------

Net Loss                                                      $ (7,118)          $ (3,842)
                                                              ========           ========

Basic and Diluted Net Loss Per Share                          $  (0.24)          $  (0.13)
                                                              ========           ========

Basic and Diluted Weighted Average Shares Outstanding           29,316             29,316
                                                              ========           ========

(The accompanying notes are an integral part of these financial statements.)

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                               SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                               ------------------   ----------------
                                                  (unaudited)         (unaudited)
ASSETS
Investment in Subsidiaries                         $       -           $       -
                                                   =========           =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities to Subsidiaries                        $  36,560           $  40,402

Shareholders' Deficit:
  Preferred stock                                          -                   -
  Common stock (33,042 shares issued and
    29,316 shares outstanding)                        33,042              33,042
  Additional paid-in capital                         287,123             287,123
  Accumulated deficit                               (323,296)           (327,138)
                                                   ---------           ---------
                                                      (3,131)             (6,973)
  Treasury stock at cost (3,726 shares)              (33,429)            (33,429)
                                                   ---------           ---------
        Total Shareholders' Deficit                  (36,560)            (40,402)
                                                   ---------           ---------
Total Liabilities and Shareholders' Deficit        $       -           $       -
                                                   =========           =========

(The accompanying notes are an integral part of these financial statements.)

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     FOR THE PERIOD       FOR THE MONTH
                                                     SEPTEMBER 4 TO           ENDED
                                                   SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                                   ------------------   ----------------
                                                      (unaudited)          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                              $(7,118)            $(3,842)
  Equity Investment in Subsidiaries                       7,118               3,842
                                                        -------             -------
           Net Cash Used in Operating Activities              -                   -
Cash and Cash Equivalents at Beginning of Period              -                   -
                                                        -------             -------
Cash and Cash Equivalents at End of Period              $     -             $     -
                                                        =======             =======

(The accompanying notes are an integral part of these financial statements.)

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.   THE COMPANY

     Twinlab Corporation together with its direct wholly-owned subsidiary Twin Laboratories Inc. ("Twin") and its indirect wholly-owned subsidiary Twin Laboratories (UK) Ltd. (collectively, the "Debtors" or the "Company") is a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company develops, manufactures, and sells vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name.

     The Company emphasizes the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targets its products to consumers who utilize nutritional supplements in their daily diet and who demand premium quality ingredients in a broad variety of dosages and delivery methods.

     Twinlab Corporation has no operations of its own and accordingly has no independent means of generating revenue. As a holding company, Twinlab Corporation's internal sources of funds to meet its cash needs, including the payment of expenses, are dividends and other permitted payments from its direct and indirect subsidiaries.

     Twinlab Corporation does not make payments on its own behalf. To the extent that it incurs obligations to third parties, payments are made by Twin Laboratories Inc.; therefore, any such payments would be listed on the Schedule of Cash Disbursements and Cash Receipts in the Monthly Operating Report of Twin Laboratories Inc., case number 03-15566 (CB).

2.   BACKGROUND

     Bankruptcy Filing

     On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows: Twin Laboratories Inc. 03-15566
     (CB), Twinlab Corporation 03-15564 (CB) and Twin Laboratories (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564
     (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of Twin are inactive and are not Debtors in these chapter 11 cases.

     The Debtors remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

     Asset Purchase Agreement

     On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company will sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA require a minimum level of working capital (defined as accounts receivable and inventories) as of the closing date. The sale is being conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003. The sale is subject to satisfaction of standard and customary conditions, including the receipt of regulatory approvals and is scheduled to close in the next several weeks under the terms of the APA.

     The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the plan to sell substantially all assets of the Company.

3.   BASIS OF PRESENTATION

     As a result of the bankruptcy filing, management determined that the value of Twin's property, plant and equipment became impaired and is required to be written-down to its estimated fair market value in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Management has been unable to complete its calculation of the impairment charge in light of the many foregoing events, and accordingly, the financial statements included herein do not reflect any write-down of property, plant and equipment, which is expected to be a multi-million dollar adjustment. Further, it is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA.

     Except for the impairment charge and related expected liquidation of substantially all of the Debtors' assets discussed above, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

     Other than the impairment charge and impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of Twinlab Corporation for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

     These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt.

     The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Twinlab Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.   DEBTOR-IN-POSSESSION FINANCING

     On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and Twin Laboratories Inc. as the borrower, with Twinlab Corporation as the guarantor. The DIP Facility is collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company. The lenders under the DIP Facility have a super-priority claim against the estates of the Debtors. The DIP Facility expires on the earlier of the consummation of the APA or January 10, 2004. Borrowings are subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings are also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricts the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility also requires the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, requires the closing of the sale to be completed by December 10, 2003. Interest is payable monthly in arrears at the Prime Rate (4.0% as of October 31, 2003), plus 2.0% per annum. The Company is required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility.

     The DIP Facility replaced the Company's former revolving credit facility dated as of March 29, 2001 with The CIT Group/Business Credit, Inc., as agent for a lender group. Payments under the DIP Facility to the lenders pay-down pre-petition amounts owed and borrowings under the DIP Facility are deemed to be post-petition liabilities.

5.   REORGANIZATION EXPENSES

     All reorganization expenses incurred for the period September 4, 2003 to September 30, 2003 and for the month ended October 31, 2003 are included in the Monthly Operating Report of Twin Laboratories Inc., case number 03-15566 (CB).

6.   INSURANCE AND TAX PAYMENTS

     a. INSURANCE - All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

     b. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS

     None. See Note 1 to the accompanying financial statements.

                               TWINLAB CORPORATION
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED,
                            RECEIVED, DUE OR WITHHELD

                                          FOR THE PERIOD      FOR THE MONTH
                                          SEPTEMBER 4 TO          ENDED
                                        SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                        ------------------   ----------------
Gross Wages and Salaries Paid                 None                None

Payroll Taxes Withheld                        None                None

Employers Payroll Taxes Incurred              None                None

Gross Sales Subject to Taxes                  None                None

Sales Tax Collected or Self-Assessed          None                None

Property Tax Payments Due                     None                None

Property Taxes Paid                           None                None

All Other Taxes Paid                          None                None

See Note 1 to the accompanying financial statements.